UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 9, 2023

SAFE & GREEN HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38037	95-4463937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

990 Biscayne Blvd

#501, Office 12

Miami, FL 33132

(Address of Principal Executive Offices, Zip Code)

(Former name or former address, if changed since last report.)

Registrant’s telephone number, including area code: 646-240-4235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01	SGBX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 9, 2023, Safe & Green Holdings Corp. (the “Company”) and its subsidiary, Safe and Green Development Corporation (“SGDevCo”), entered into a Note Cancellation Agreement, effective as of July 1, 2023 (the “Note Cancellation Agreement”), pursuant to which the Company cancelled and forgave the remaining $4,000,000 balance then due on that certain promissory note, dated December 19, 2021, made by SGDevCo in favor of the Company in the original principal amount of $4,2000,00.

In addition, on August 9, 2023, the Company issued to SGDevCo a non-interest bearing promissory note, in the principal amount of $908,322.95 (the “Note”), payable on demand, to evidence advances by SGDevCo to the Company in such amount.

The foregoing descriptions of the Note Cancellation Agreement and the Note are qualified in their entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and each of which is incorporated herein in its entirety by reference.

Item 2.02. Results of Operation and Financial Condition.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.02. The following unaudited pro forma balance sheet of SGDevCo has been prepared to assist in the analysis of the financial effects of the Note Cancellation Agreement and the issuance of the Note. The unaudited pro forma financial information in this Current Report on Form 8-K is presented for illustrative purposes only. The unaudited pro forma financial information reflects adjustments, which are based upon estimates, accordingly, the final accounting adjustments may differ materially from the pro forma information reflected in this report.

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Safe and Green Development Corporation

Unaudited Pro Forma Balance Sheet

As of March 31, 2023

	As Reported	Pro Forma Adjustments		Pro Forma
Assets
Current assets:
Cash	$1,337,935	$(1,108,323	)[a][b]	$229,612
Prepaid assets and other current assets	739,554	-		739,554
Current Assets	2,077,489	(1,108,323)		969,166

Assets held for sale	4,400,361	-		4,400,361
Land	1,190,655	-		1,190,655
Project development costs and other non-current assets	65,339	-		65,339
Equity-based investments	3,624,945	-		3,624,945
Due from affiliates	-	908,323	[b]	908,323
Intangible assets	10,825	-		10,825
Total Assets	$11,369,614	$(200,000)		$11,169,614

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$207,918	$-		$207,918
Due to affiliates	4,200,000	(4,200,000)[a]
Short term note payable, net	4,741,475	-		4,741,475
Total current liabilities	9,149,393	(4,200,000)		4,929,393

Stockholders’ equity:
Common stock	1	99,999	[c]	100,000
Additional paid-in capital	6,054,729	3,900,001	[a][c][d]	15,894,530
Accumulated deficit	(3,834,509)	-		(9,774,309)
Total stockholders’ equity	2,220,221	4,000,000		6,220,221

Total Liabilities and Stockholders’ Equity	$11,369,614	$(200,000)		$11,169,614

[a]	Forgiveness of due to affiliates and payback of partial advance
[b]	Additional advances to Holdings.
[c]	Issuance of 9,999,000 common shares
[d]	Stock compensation expense of RSU’s

The information in this Item 2.02 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 2.02 shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Exhibit Description

10.1	Note Cancellation Agreement, effective as of July 1, 2023, by and between Safe & Green Holdings Corp. and Safe and Green Development Corporation
10.2	Promissory Note, in the principal amount of $908,322.95, in favor of Safe and Green Development Corporation
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within in the inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFE & GREEN HOLDINGS CORP.

Dated: August 11 , 2023	By:	/s/ Paul Galvin
Name: Paul Galvin
Title: Chairman and Chief Executive Officer

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